                               3,600,000 SHARES

                             STORAGE TRUST REALTY

                   (A MARYLAND REAL ESTATE INVESTMENT TRUST)

                     COMMON SHARES OF BENEFICIAL INTEREST

                          (PAR VALUE $.01 PER SHARE)

                              PURCHASE AGREEMENT

                                                                  June   , 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
 as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
  North Tower
  World Financial Center
  New York, New York 10281-1305

Ladies and Gentlemen:

  Storage Trust Realty, a Maryland real estate investment trust (the "Company"), may from time to time offer and sell (i) common shares of beneficial interest, $.01 par value per share, of the Company (the "Common Shares") and (ii) in one or more series, warrants to purchase Common Shares ("Common Share Warrants"), with an aggregate public offering price of up to $75,000,000 ($90,000,000 with respect to the Common Shares) (or its equivalent in another currency based on the exchange rate at the time of sale). The Common Shares and Common Share Warrants (collectively, the "Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements (as hereinafter defined). As used herein, "the Representatives," unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

  Whenever the Company determines to make an offering of Securities pursuant to this Agreement through the Representatives or through an underwriting syndicate managed by the Representatives, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, the Representatives and such other underwriters, if any, selected by the Representatives, as have authorized the Representatives to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include the Representatives whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof); provided, however, that nothing in this Agreement shall obligate the Company to make any offering of Securities through the Representatives or though an underwriting syndicate managed by the Representatives whether under the Registration Statement (as defined below) or otherwise. The Terms Agreement relating to the offering of Underwritten Securities shall specify the amount of Underwritten Securities to be initially issued (the "Initial Underwritten Securities"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of the Representatives or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, of the Initial Underwritten Securities, the time and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities
(including, but not
limited to, duration, offering price, exercise price, detachability, current ratings, along with any other relevant, specific terms applicable to the Initial Underwritten Securities). In addition, each Terms Agreement shall specify whether the Underwriters will be granted an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the aggregate amount of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Representatives and the Company.

  The Company has filed with the Securities and Exchange Commission (the "Commission") (i) a registration statement on Form S-3 (File No. 333-1567) and
(ii) a registration statement on Form S-3 (File No. 333-5363), filed pursuant to Rule 462(b) and relating to the registration statement on Form S-3 (File No. 333-1567) (the "Rule 462(b) Registration Statement") covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 424 and Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statements (as amended, if applicable) have been declared effective by the Commission. Such registration statements and the prospectus constituting a part thereof and each prospectus supplement (the "Prospectus Supplement") relating to the offering of Underwritten Securities pursuant to Rule 415 of the 1933 Act Regulations (the "Prospectus"), including all documents incorporated therein by reference and as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively referred to herein as the "Registration Statement"; provided, that, if any revised prospectus shall be provided to the Representatives by the Company for use in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Representatives for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus, and be part of the Prospectus and the Registration Statement, only with respect to the offering of Underwritten Securities to which it relates. The Rule 462(b) Registration Statement shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement and/or any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a "Term Sheet"), if any, shall be deemed to be part of the Prospectus. Except as otherwise provided, all references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "described," or "disclosed" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference into the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference into the Registration Statement or the Prospectus, as the case may be. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Registration Statement.

  The term "subsidiary" means a corporation or a partnership a majority of the outstanding voting stock or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Operating Partnership (as hereinafter defined), as the case may be, or by one or more other subsidiaries of the Company or the Operating Partnership.

  The Company and Storage Trust Properties, L.P., a Delaware limited partnership (the "Operating Partnership," and together with the Company, the "Primary Entities") understand that the Underwriters propose to make a public offering of the Underwritten Securities as soon as the Representatives deem advisable after this Agreement and the applicable Terms Agreement has been executed and delivered.

  Section 1. Representations and Warranties of the Primary Entities.

  (a) Each of the Primary Entities represents and warrants, jointly and severally, to the Representatives, as of the date hereof, and to the Representatives and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a "Representation Date"), as follows:

    (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of each Representation Date will comply, in all Material (as hereinafter defined) respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to you by the Company for use in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to you for such use) and at the Closing Time (as hereinafter defined), will not include an untrue statement of a material fact or omit to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus. The Company has complied with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees in connection with the Rule 462(b) Registration Statement.

    (ii) Each preliminary prospectus, Prospectus, preliminary prospectus supplement and Prospectus Supplement, which preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement relates to the applicable Underwritten Securities, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or any Term Sheet filed pursuant to Rule 434 of the 1933 Act, complied or will comply when so filed in all Material respects with the 1933 Act and the 1933 Act Regulations.

    (iii) The documents incorporated or deemed to be incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, the Closing Time or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (iv) Ernst & Young LLP, the accounting firm that audited the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act
  Regulations.

    (v) The financial statements (including the notes and schedules thereto) included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The financial information and data included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the information included or incorporated therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Pro forma financial information included in or incorporated by reference into the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the 1933 Act, the 1933 Act Regulations and guidelines of the American Institute of Certified Public Accountants (the "AICPA") with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. All financial statements that are required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be included in, or incorporated by reference into the Registrations Statement and the Prospectus are included in, or incorporated by reference, into the Registration Statement and the Prospectus.

    (vi) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Primary Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Primary Entities, threatened by the Commission or by the state securities authority of any jurisdiction.

    (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, or in the earnings, assets, business affairs or business prospects of the Primary Entities, Storage Realty Management Co., a Delaware corporation (the "Management Company") or any other subsidiary of the Company (the "Subsidiary Companies") (the Primary Entities, the Management Company, the Subsidiary Companies or any entity through which the Primary Entities own a joint venture interest in any Facility (the "Joint Venture Entities") being sometimes hereinafter collectively referred to as the "Transaction Entities" and individually as a "Transaction Entity"), or any Facility, whether or not arising in the ordinary course of business, which would be material to the Company, the Operating Partnership, the Subsidiary Companies and the Management Company considered as one enterprise (any such adverse change which would be material to the Company, the Operating Partnership, the Subsidiary Companies and the Management Company, considered as one enterprise, being hereinafter referred to as a "Material Adverse Change"); (B) no casualty loss or condemnation or other adverse event with respect to any of the Facilities has occurred which would be material to the Company, the Operating Partnership, the Subsidiary Companies and the Management Company, considered as one enterprise (anything which would be material to the Company, the Operating Partnership, the Subsidiary Companies and the Management Company, considered as one enterprise, being hereinafter referred to as "Material"); (C) there have been no transactions or acquisitions entered into by the Transaction Entities, other than those in the ordinary course of business, which would be Material; (D) none of the Transaction Entities has incurred any obligation or liability, direct, contingent or otherwise which is Material; (E) there has been no Material change in the short-term debt or long-term debt of the Transaction Entities; (F) except for regular quarterly distributions on Common Shares in amounts per share described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company, on any class of its capital shares; and (G) except for transactions in connection with the Storage Trust Realty 1994 Share Option Plan, as amended, and the Storage Trust Realty Retirement Savings Plan (the "Share Option Plans") and issuances by the Company of Common Shares and/or by the Operating Partnership of partnership interests in the Operating Partnership (the "Units") in connection with the acquisition of real property or direct or indirect interests in real property if the recipient of such Common Shares and/or Units in connection with an acquisition agrees in writing to not, without the prior written consent of Merrill Lynch and the Company, directly or indirectly, offer, sell, contract to sell, grant any options for the sale of, or otherwise dispose of any of such Common Shares and/or Units until the expiration of a 90-day period from the date of a Closing Time (as hereinafter defined) of the offering of any Underwritten Securities, pursuant to this Agreement and a related Terms Agreement, which Closing Time occurred prior to the date of such issuance (the "Lock-Up Period"), there has been no change in the capital shares of the Company or the Management Company, or the Units of the Operating Partnership.

    (viii) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under and by virtue of the laws of the State of Maryland, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage, as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement, the Terms Agreement and the other Company Documents (as hereinafter defined) to which it is a party; and the Company is duly qualified or registered to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change.

    (ix) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage, in each case as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the other Company Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. The Company is the sole general partner of the Operating Partnership. The Amended and Restated Limited Partnership Agreement of the Operating Partnership (the "Operating Partnership Agreement") is in full force and effect in the form, except with respect to Exhibit A thereto, in which it was incorporated by reference as an exhibit in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "10-K"), and the aggregate percentage interests of the general partner and the limited partners in the Operating Partnership are as set forth therein or in any amended Exhibit A thereto.

    (x) The Management Company has been duly incorporated and is validly existing as a corporation in good standing under and by virtue of the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under the Company Documents to which it is a party. The Management Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. All of the issued and outstanding capital stock of the Management Company is duly authorized, validly issued, fully paid and non-assessable, and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and, except as disclosed in the Prospectus, the capital stock which is owned by the Operating Partnership (5% of the common stock and 100% of the preferred stock) is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock of the Management Company are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of the Management Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of the Management Company, except as disclosed in the Prospectus.

    (xi) Each of the Subsidiary Companies has been duly organized and is validly existing as a corporation or limited partnership, as the case may be, in good standing under and by virtue of the laws of its state of organization with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage, and to enter into and perform its obligations under the Company Documents to which it is a party, if any. Each of the Subsidiary Companies is duly qualified or registered as a foreign corporation or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. All of the issued and outstanding capital stock or units of limited partnership, as the case may be, of each of the Subsidiary Companies is duly authorized, validly issued, fully paid and, in the case of capital stock, non-assessable, and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and, except as disclosed in the Prospectus, the capital stock or units of limited partnership, as the case may be, are owned by the Company or its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock or units of limited partnership, as the case may be, of any of the Subsidiary Companies are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or units of limited partnership, as the case may be, of any Subsidiary Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or units of limited partnership, as the case may be, or any other securities of such Subsidiary Company, except as disclosed in the Prospectus.

    (xii) The capital shares of the Company as of the date specified therein are or would have been as set forth in the applicable Prospectus Supplement under "Capitalization," (except for subsequent issuances, if any, pursuant to this Agreement or the Share Option Plans). All the issued and outstanding Common Shares of the Company have been duly authorized and are validly issued, fully paid and, except as described in the Prospectus, non-assessable and have been offered and sold in compliance, in all Material respects, with all applicable laws (including, without limitation, federal or state securities laws). Except for Common Shares issuable (1) upon the exercise of options granted under the Share Option Plans, (2) upon the exchange of the Units, (3) as described in the Prospectus, and (4) in connection with the acquisition of real property or direct or indirect interests in real property, if the recipient of such Common Shares or Units agrees in writing to not, without the prior written consent of Merrill Lynch and the Company, directly or indirectly, offer, sell, contract to sell, grant any options for the sale of, or otherwise dispose of any of such Common Shares or Units until the expiration of the Lock-Up Period, no capital shares of the Company are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital shares of the Company and, except as granted under this Agreement, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such capital shares or any other securities of the Company.

    (xiii) The applicable Underwritten Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement and the applicable Terms Agreement against payment of the consideration set forth in the applicable Terms Agreement, will be validly issued, fully paid and, except as described in the Prospectus, non-assessable. Upon payment of the purchase price and delivery of the applicable Underwritten Securities in accordance herewith, each of the Underwriters will receive the applicable Underwritten Securities, free and clear of all security interests and liens if the Underwriters acquire such Securities in good faith and without notice of any such security interests or liens. The terms of such applicable Underwritten Securities conform in substance, in all Material respects, to all statements and descriptions related thereto contained in the Prospectus. The form of share certificates to be used to evidence such applicable Underwritten Securities will be in due and proper form and will comply, in all Material respects, with all applicable legal requirements. The issuance of such applicable Underwritten Securities is not subject to any preemptive or other similar rights.

    (xiv) All the issued and outstanding Units have been duly authorized and are validly issued and fully paid and have been offered and sold or exchanged in compliance, in all Material respects, with all applicable laws (including, without limitation, federal and state securities laws). Except
  (1) pursuant to the Share Option Plans, (2) and as described in the Prospectus and (3) in connection with the acquisition of real property or direct or indirect interests in real property, if the recipient of Units in connection with any such acquisition agrees in writing to not, without the prior written consent of Merrill Lynch and the Company, directly or indirectly, offer, sell, contract to sell, grant any options for the sale of, or otherwise dispose of any of such Units until the expiration of the Lock-Up Period, there are no outstanding securities convertible or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

    (xv) The Common Shares issuable upon exchange of any of the outstanding Units and outstanding Common Share Warrants, if any, (as defined in the Prospectus) are duly and validly authorized by all necessary action and such shares, when issued upon such exchange, will be duly and validly issued, fully paid and, except as described in the Prospectus, non-assessable, and the issuance of such shares upon such exchange will not be subject to preemptive or other similar rights; the Common Shares so issuable conform in all Material respects to all statements relating thereto contained in the Prospectus.

    (xvi) None of the Transaction Entities is, and at the Closing Time none of the Transaction Entities will be, in violation of its charter, declaration of trust, by-laws, certificate of limited partnership, agreement of limited partnership or other governing document, as the case may be, and none of the Transaction Entities is, and at the Closing Time none of the Transaction Entities will be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or of any applicable law, rule, order, administrative regulation or administrative or court decree, to which such entity is a party or by which such entity may be bound, or to which any of its property or assets or any Facility may be bound or subject, except for such violations and defaults that would not, individually or in the aggregate, result in a Material Adverse Change.

    (xvii) (A) This Agreement has been duly and validly authorized, executed and delivered by each of the Primary Entities and, assuming due authorization, execution and delivery by the Representatives, is a valid and binding agreement of each of the Primary Entities, enforceable against the Primary Entities in accordance with its terms, except as such enforceability may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of any applicable indemnification provisions may be limited under federal or state securities laws; (B) at the applicable Representation Date, the applicable Terms Agreement will have been duly and validly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Representatives, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of any applicable indemnification provisions may be limited under federal or state securities laws; (C) each agreement filed, pursuant to Item 601(b)(10) of Regulation S-K, as an exhibit to the Registration Statement, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "10-K") or any report filed subsequently by the Company which is incorporated by reference into the Registration Statement (each a "Material Agreement") has been duly and validly authorized, executed and delivered by the Transaction Entities which are parties thereto and is a valid and binding agreement, enforceable against the Transaction Entities which are parties thereto in accordance with its terms except as such enforceability may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of any applicable indemnification provisions may be limited under federal or state securities laws. This Agreement, the applicable Terms Agreement, the Operating Partnership Agreement and any Material Agreement are sometimes hereinafter collectively called the "Company Documents."

    (xviii) The execution and delivery of this Agreement, the applicable Terms Agreement, the Company Documents and the applicable Underwritten Securities, the performance of the obligations set forth herein or therein and the consummation of the transactions contemplated hereby and thereby or in the Prospectus by the Transaction Entities will not conflict with or constitute a breach or violation by such parties of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any Facility, or any other property or asset of a Transaction Entity under or pursuant to, (A) any of the other Company Documents or (B) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which any Transaction Entity is a party or by which they, any of them, any of their respective properties or other assets or any Facility may be bound or subject; nor will such action conflict with or constitute a breach or violation by the Transaction Entities of, or default under, (X) the charter, declaration of trust, by-laws, certificate of limited partnership, partnership agreement or other governing documents, as the case may be, of any Transaction Entity or (Y) any applicable law, rule, order, administrative regulation or administrative or court decree; except in each case for conflicts, breaches, violations or defaults that would not result in a Material Adverse Change.

    (xix) (a) No labor dispute with the employees of either of the Primary Entities or the Management Company exists or is imminent, and (b) no Primary Entity is aware of any existing or imminent labor disturbance by the employees of any of the Transaction Entities' principal suppliers, manufacturers or contractors, which, in the case of either (a) or (b), might be expected to result in any Material Adverse Change.

    (xx) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Primary Entities, after due inquiry, threatened against or affecting any Transaction Entity, Facility or officer or trustee of the Company, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that, if determined adversely to any Transaction Entity, Facility, or such officer or trustee, will or could reasonably be expected to result in a Material Adverse Change. There are no pending legal or governmental proceedings to which any Transaction Entity is a party or of which they or any of their respective properties or assets or any Facility is the subject, including ordinary routine litigation incidental to the business, that, considered in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are no contracts or documents of any Transaction Entity which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations, which have not been so filed, or which are required to be incorporated by reference into the Prospectus by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which have not been so incorporated.

    (xxi) At all times since November 8, 1994, the Company (including as a result of its investments in the Operating Partnership and the Management Company) has been, and upon the sale of the applicable Underwritten Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

    (xxii) Each of the Transaction Entities has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Change) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Change.

    (xxiii) At all times since November 8, 1994, the Operating Partnership has been, and upon the sale of the applicable Underwritten Securities, will continue to be classified as a partnership for Federal income tax purposes.

    (xxiv) None of the Transaction Entities is, and at the Closing Time none of the Transaction Entities will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

    (xxv) To the knowledge of the Primary Entities, none of the Transaction Entities is, and at the Closing Time will not be, required to own or possess or to obtain the consent of any holder of any trademarks, service marks, trade names or copyrights not now lawfully owned or possessed in order to conduct the business proposed to be operated by the Transaction Entities.

    (xxvi) No Material authorization, approval, consent or order of any court or governmental authority or agency or other entity or person is necessary in connection with the offering, issuance or sale of the applicable Underwritten Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities, real estate syndication or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") or the listing requirements of the New York Stock Exchange ("NYSE") or such as have been received prior to the date of the applicable Terms Agreement.

    (xxvii) Each of the Transaction Entities possesses, and at the Closing Time will possess, such certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, or proposed to be conducted by it, except for such certificates, authorizations and permits, the failure to obtain, maintain or possess which by any of the Transaction Entities would not result in a Material Adverse Change, and none of the Transaction Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

    (xxviii) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

    (xxix) The outstanding Common Shares are listed on the NYSE and the applicable Underwritten Securities will be listed on the NYSE, subject to official notice of issuance.

    (xxx) Except for each instance which would not result in a Material Adverse Change, (A) at the Closing Time, the Operating Partnership, one of the Subsidiary Companies or one of the Joint Venture Entities will have good and marketable title (or, with respect to any Facilities located in Texas, good and indefeasible fee simple title, or such substantially equivalent quality of title as provided by the applicable title insurance policy) to each of the Facilities and all other item of real property (and improvements therein), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those (i) referred to in the Registration Statement or described in any document incorporated by reference into the Registration Statement or (ii) which are not Material in amount; (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Facilities and the assets of any Transaction Entity which are required to be disclosed in the Prospectus are disclosed therein; (C) except as otherwise described in the Prospectus, neither Primary Entity nor the Management Company is, and, to the knowledge of the Primary Entities, no Joint Venture Entity or Subsidiary Company is, in default under (i) any space or ground leases (as lessor or lessee, as the case may be) relating to the Facilities, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Facilities, and no Primary Entity knows, after due inquiry, of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements; (D) except as disclosed in the Prospectus, there are no options or rights of first refusal to purchase any Facility or any part thereof (except that the Management Company has an option to purchase, which option is assignable, with respect to one of the Facilities owned by a third-party and managed by the Management Company); (E) each of the Facilities complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Facilities); and (F) no Primary Entity has knowledge of, after due inquiry, any pending or threatened condemnation proceeding, zoning change or other proceeding or action that will in any Material manner affect the size of, use of, improvements on, construction on or access to the Facilities.

    (xxxi) Each of the Facilities has property, title, casualty and liability insurance in favor of either the Operating Partnership, one of the Subsidiary Companies or one of the Joint Venture Entities with respect to the Facilities by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Operating Partnership, the Subsidiary Companies or the Joint Venture Entities has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not have a Material Adverse Change, except as described in or contemplated by the Registration Statement and the Prospectus.

    (xxxii) Except as disclosed in the Prospectus, and, except for activities, conditions, circumstances or matters that would not result in a Material Adverse Change and except that the following does not apply to conditions arising from the storage of customer goods in storage units at the Facilities or any of the Company's properties under management to which the Company does not have actual knowledge: (A) to the knowledge of the Primary Entities, after due inquiry, the operations of the Company, the Operating Partnership and the Management Company are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Primary Entities, after due inquiry, none of the Transaction Entities has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Facility or any developed or undeveloped land held by the Operating Partnership ("Storage Land"), and no condition exists on, in or under any Facility or Storage Land that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Transaction Entities has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Facility or Storage Land; (D) none of the Transaction Entities has actual knowledge of, after due inquiry, or received any written notice from any Governmental Authority (as defined below) or other person claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Facility or Storage Land; and (E) no Facility or Storage Land is included or, to the knowledge of the Primary Entities, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and neither of the Primary Entities has actual knowledge, after due inquiry, that any Facility or Storage Land has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Primary Entities, after due inquiry, proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

    As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant, hazardous material, or similarly designated materials including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is identified, regulated, prohibited or limited under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. (S) 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302) as the same may now or hereafter be amended; "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S) 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. (S) 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. (S) 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. (S) 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. (S) 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.
  (S) 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Facility, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Facility; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

    (xxxiii) To the knowledge of the Primary Entities, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Facilities was employed for such purpose on a contingent basis or has any substantial interest in any Transaction Entity, and none of them nor any of their directors, officers or employees is connected with any Transaction Entity as a promoter, selling agent, voting trustee, director, officer or employee.

  (b) Any certificate signed by any officer or authorized representative of any Primary Entity or any Company Document signed by any officer or authorized representative of any Primary Entity, and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such entity or person, as the case may be, to each Underwriter as to the matters covered thereby.

  Section 2. Sale and Delivery to Underwriters; Closing.

  (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

  (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days (or such lesser number of days as may be specified in the applicable Terms Agreement) after the date of the Terms Agreement relating to the Initial Underwritten Securities, provided that if such thirtieth day is not a NYSE trading day, the thirtieth day will be the next succeeding NYSE trading day, and may be exercised in whole or in part from time to time during such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Representatives to the Company, setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Underwritten Securities.

  (c) Payment of the purchase price for, and delivery of certificates for, the Initial Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by the Representatives and the Company at 10:00 A.M. on the fourth business day (or the third business day if required under Rule 15c6-1 of the 1934 Act, or unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by the Representatives and the Company (each referred to herein as the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Rogers & Wells, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by intra-bank transfer or wire transfer of New York Clearing House funds or similar next day funds to such accounts as may be designated by the Company at least two business days prior to the Closing Time; or in such other manner as shall be agreed upon by the Representatives and the Company, payable to the order of the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the applicable Underwritten Securities to be purchased by them. Certificates for the Initial Underwritten Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Underwritten Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Underwritten Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but any such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Underwritten Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, in New York, New York.

  Section 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with the Representatives, and with each Underwriter participating in the offering of the applicable Underwritten Securities, as follows:

    (a) In respect to each offering of Underwritten Securities, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being offered, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b), to the extent and within the period required by Rule 424(b) under the 1933 Act Regulations, and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as the Representatives shall reasonably request.

    (b) If, at the time the preliminary prospectus supplement was filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations, any information shall have been omitted therefrom, then immediately following the execution of the applicable Terms Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 424(b) under the 1933 Act Regulations, a copy of a final Prospectus Supplement, containing all information so omitted. The Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 under the 1933 Act Regulations in connection with any registration statement filed in the future pursuant to Rule 462(b) under the 1933 Act Regulations.

    (c) For a period of three months following any sale of Underwritten Securities, the Company will notify the Representatives immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

    (d) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing and, unless required by law, will not file or use any such amendment or supplement or other documents in a form to which the Representatives or counsel for the Underwriters shall reasonably object.

    (e) The Company will, to the extent it has not already done so, deliver to the Representatives as soon as possible one signed copy of the Registration Statement as originally filed and of each amendment (with respect to documents filed pursuant to the 1934 Act, conformed copies will suffice) thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto or to the Prospectus, including documents incorporated by reference into the Prospectus, as the Representatives may reasonably request.

    (f) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

    (g) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder or to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

    (h) The Company will endeavor, in cooperation with the Underwriters, to qualify or register the applicable Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may reasonably designate; provided, however, the Company will not be required to qualify or to register as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter, declaration of trust, by-laws or other governing document that the Board of Trustees of the Company reasonably determines to be contrary to the best interests of the Company and its shareholders. In each jurisdiction in which the applicable Underwritten Securities have been so qualified or registered, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or registration in effect for so long as may be required for the distribution of the applicable Underwritten Securities.

    (i) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby (ninety (90) days in the event that the close of such period is the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

    (j) The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus Supplement under "Use of Proceeds."

    (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

    (l) The Company will use its best efforts to maintain the listing of the Common Shares on the NYSE.

    (m) During a period of 90 days from the date of any Closing Time, the Company, the Operating Partnership and each Trustee and executive officer of the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, sell, contract to sell, grant any options for the sale of or otherwise dispose of any Common Shares and/or Units or any security convertible into or exchangeable or exercisable for Common Shares and/or Units (except for (i) the issuance of Common Shares and/or Units pursuant to the Share Option Plans and (ii) the exchange of Units for Common Shares); provided, however, that the Company or the Operating Partnership, as the case may be, may issue additional Common Shares and/or Units, or any security convertible into or exchangeable or exercisable for Common Shares and/or Units in connection with the acquisition of real property or direct or indirect interests in real property, if the recipient of such Common Shares and/or Units or any security convertible into or exchangeable or exercisable for Common Shares and/or Units, as applicable, agrees in writing to not, without the prior written consent of Merrill Lynch and the Company, directly or indirectly, offer sell, contract to sell, grant any options for the sale of, or otherwise dispose of any of such Common Shares and/or Units until the expiration of the Lock-Up Period.

    (n) The Company will use its reasonable best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

    (o) During the period from the Closing Time until five years after the Closing Time, the Company will deliver to the Representatives, (i) promptly upon their being mailed or filed, copies of all current, regular and periodic reports of the Company mailed to its shareholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company and its subsidiaries and affiliates as the Representatives may reasonably request.

  Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments and supplements thereto; (ii) the cost of reproducing and distributing to the Underwriters copies of this Agreement and the applicable Terms Agreement; (iii) the preparation, issuance and delivery of the certificates for the Underwritten Securities to the Underwriters; (iv) the fees and disbursements of the Company's counsel and accountants; (v) the qualification of the Underwritten Securities under securities laws and real estate syndication laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto; (vii) the cost of reproducing and delivering to the Underwriters copies of the Blue Sky Survey; (viii) the fee of the NASD, if any; (ix) the fees and expenses incurred in connection with the listing of the Underwritten Securities on the NYSE; (x) the cost and charge of any transfer agent or registrar, and the cost of preparing share certificates; and (xi) any transfer taxes imposed on the sale of the Underwritten Securities to the several Underwriters.

  If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 5 and Section 9(i) hereof, the Company and the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

  Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy in all Material respects, as of the date hereof and at Closing Time, of the representations and warranties of the Primary Entities herein contained, to the performance by the Primary Entities of their respective obligations hereunder, and to the following further conditions:

    (a) At the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (ii) if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, the public offering price of and other related terms of the Underwritten Securities, as the case may be, and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 434 shall have been transmitted to the Commission for filing pursuant to Rule 424(b) and/or Rule 434 under the 1933 Act Regulations within the prescribed time period, and prior to the applicable Closing Time, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 434 under the 1933 Act Regulations.

    (b) At Closing Time the Representatives shall have received:

      (1) The favorable opinion in form and substance reasonably satisfactory to counsel for the Underwriters, dated as of the Closing Time of Mayer, Brown & Platt, Chicago, Illinois, counsel for each of the Company, the Operating Partnership and the Management Company with respect to the matters set forth below:

        (i) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under and by virtue of the laws of the State of Maryland. The Company has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage, as described in the Registration Statement and the Prospectus, and the Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the applicable Terms Agreement, and the other Company Documents to which it is a party. The Company is duly qualified or registered to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change.

        (ii) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of the State of Delaware. The Operating Partnership has all requisite partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage, in each case as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the other Company Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. The Company is the sole general partner of the Operating Partnership. All the issued and outstanding Units have been duly authorized and are validly issued and fully paid and have been offered and sold in compliance, in all Material respects, with all applicable laws of the United States. To the knowledge of such counsel, no Units of the Operating Partnership are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any Units of the Operating Partnership, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units or any other securities of the Operating Partnership, except (i) as disclosed in the Prospectus, (ii) Units issuable pursuant to the Share Option Plans and (iii) to the extent applicable, Units issuable by the Operating Partnership in connection with the acquisition of real property or direct or indirect interests in real property in accordance with this Agreement.

        (iii) The Management Company has been duly incorporated and is validly existing as a corporation in good standing under and by virtue of the laws of the State of Delaware. The Management Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus, and the Management Company has the corporate power and authority to enter into and perform its obligations under the Company Documents to which it is a party. The Management Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change.

        (iv) The Company has or will have, as of the Closing Time, duly authorized capital shares as set forth in the Prospectus under "Description of Common Shares" and in the Prospectus Supplement under "Capitalization" (except for subsequent issuances otherwise permitted under this Agreement). All the issued and outstanding Common Shares of the Company have been duly authorized and are validly issued, fully paid and, except as described in the Prospectus, non-assessable, and have been offered and sold in compliance, in all Material respects, with all applicable federal laws of the United States. To the knowledge of such counsel, other than the Option Securities, no capital shares of the Company are reserved for any purpose except in connection with the possible issuance of Common Shares (1) upon the exchange of the Units, (2) pursuant to the Share Option Plans and (3) to the extent applicable, in connection with the acquisition of real property or direct or indirect interests in real property if the recipient of Units in connection with any such acquisition agrees in writing not to, without the prior written consent of Merrill Lynch and the Company, directly or indirectly, offer, sell, grant any options for the sale of, or otherwise dispose of any such Units until the expiration of the Lock-Up Period. To the knowledge of such counsel, except for (1) Units, (2) options issued under the Share Option Plans and (3) to the extent applicable, Common Shares and/or Units issuable in connection with the acquisition of real property or direct or indirect interests in real property if the recipient of such Common Shares and/or Units agrees in writing not to, without the prior written consent of Merrill Lynch and the Company, directly or indirectly, offer, sell, grant any options for the sale of, or otherwise dispose of any such Common Shares and/or Units until the expiration of the Lock-Up Period, there are no outstanding securities convertible into or exchangeable for any capital shares of the Company and no outstanding options, other than as provided in this Agreement, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company.

        (v) The applicable Underwritten Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the applicable Terms Agreement and, when issued and delivered by the Company pursuant to this Agreement and the applicable Terms Agreement against payment of the consideration set forth in the applicable Terms Agreement, will be validly issued, fully paid and, except as described in the Prospectus, non-assessable. The terms of the applicable Underwritten Securities conform, in all Material respects, to all statements and descriptions related thereto contained in the Prospectus. The form of share certificates evidencing the applicable Underwritten Securities is in due and proper form and complies in all Material respects with all applicable legal requirements. The issuance of the Securities is not subject to any preemptive or other similar rights arising under Maryland General Corporation Law, the Second Amended and Restated Declaration of Trust or the Amended and Restated By-laws of the Company, or any agreement of which such counsel is aware.

        (vi) Except in each case for conflicts, breaches, violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Change, to the knowledge of such counsel, none of the Company, the Operating Partnership and the Management Company is in breach or violation of or default in the performance of any obligation, agreement, covenant or condition contained in (1) any of the Company Documents; (2) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which any such entity is a party or by which it or any of them or any of their respective properties or other assets or any Facility may be bound or subject and of which such counsel is aware; (3) the charter, declaration of trust, certificate of limited partnership, partnership agreement or other governing document, as the case may be, of any such entity; (4) any applicable law, rule or administrative regulation of the United States or the jurisdiction of its incorporation or formation; or (5) any order or administrative or court decree of which such counsel is aware.

        (vii) Each of this Agreement, the applicable Terms Agreement, and the other Company Documents was duly and validly authorized, executed and delivered by each of the Company, the Operating Partnership and the Management Company to the extent the foregoing are parties thereto, and assuming due authorization, execution and delivery by any other party thereto, each is a valid and binding agreement of the Company, the Operating Partnership and the Management Company to the extent the foregoing are parties thereto, and the Company, the Operating Partnership and the Management Company, have the power and authority to perform their obligations hereunder and thereunder.

        (viii) Except in each case for conflicts, breaches, violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Change, the execution and delivery of this Agreement, the applicable Terms Agreement and the Company Documents, the performance of the obligations set forth herein or therein, by the Company, the Operating Partnership and the Management Company, to the extent the foregoing are parties thereto, did not, do not and will not conflict with or constitute a breach or violation of, or default under (1) any of the Company Documents; (2) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which any such entity is a party or by which it or any of them or any of their respective properties or other assets or any Facility may be bound or subject and of which such counsel is aware; (3) the charter, declaration of trust, certificate of limited partnership, partnership agreement or other governing document, as the case may be, of any such entity; (4) any applicable law, rule or administrative regulation of the United States or the jurisdiction of its incorporation or formation; or (5) any order or administrative or court decree of which such counsel is aware.

        (ix) Since November 8, 1994, the Company has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code, and the actual and proposed method of operation of the Company as described in the Registration Statement and the Prospectus Supplement has and will enable the Company to continue to satisfy the requirements for qualification as a "real estate investment trust" provided that such counsel's opinion as to this matter may be conditioned upon certain representations as to factual matters made by the Company to such counsel as described therein.

        (x) None of the Company, the Operating Partnership and the Management Company is required to be registered under the 1940 Act.

        (xi) To the knowledge of such counsel, no authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the offering, issuance or sale of the applicable Underwritten Securities hereunder in each case, except such as may be required under the 1933 Act or the 1933 Act Regulations, the by-laws and rules of the NASD, the listing requirements of the NYSE, state securities or real estate syndication laws or such as have been received prior to the date of such opinion.

        (xii) The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

        (xiii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement and the Prospectus (other than the financial statements and supporting schedules and other financial and statistical data included therein, or incorporated therein by reference, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

        (xiv) To such counsel's knowledge, there are no legal or governmental proceedings pending against, threatened against or affecting the Company, the Operating Partnership or the Management Company which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

        (xv) The information in the Prospectus under "Description of Common Shares," "Description of Common Share Warrants," "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and By-Laws," "Federal Income Tax Considerations," and the information in the applicable Prospectus Supplement under, "Prospectus Supplement Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Properties," and the information in the 10-K under, "Legal Proceedings," "Submission of Matters to a Vote of Security Holders," "Executive Compensation," "Security Ownership of Certain Beneficial Owners and Management," and "Certain Relationships and Related Transactions," to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and is correct in all Material respects and presents fairly the information required to be disclosed therein.

        (xvi) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the 1933 Act Regulations other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are accurate in all material respects.

        (xvii) To the best knowledge of such counsel, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

        (xviii) The Company satisfies all conditions and requirements for filing the Registration Statement on Form S-3 under the 1933 Act and 1933 Act Regulations.

        (xix) The applicable Underwritten Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

        (xx) The Operating Partnership is and will be classified as a partnership for Federal income tax purposes.

      In addition, Mayer, Brown & Platt shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis thereof (relying as to materiality upon the opinions of officers and other representatives of the Company), but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, at the time such Registration Statement or any amendment thereto became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus or any amendment or supplement thereto, as of its date or at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included, or incorporated by reference, in the Registration Statement or the Prospectus).

      This opinion described in paragraph 5(b)(1)(ix) above may be conditioned upon representations made by the Company as to certain factual matters relating to the Company's organization and intended or expected manner of operation, and the opinion in paragraph 5(b)(1)(xxi) above may be based upon representations of the Company and may assume that the Operating Partnership will not constitute a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

      In giving its opinion, such counsel may rely, (A) as to all matters of fact, upon certificates and written statements of officers, directors, partners and employees of and accountants for each of the Transaction Entities, (B) as to matters of Maryland law, on the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters, and (C) as to the good standing and qualification of the Company, the Operating Partnership and the Management Company to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions. Counsel need express no opinion (i) as to the enforceability of forum selection clauses in the federal courts, (ii) with respect to the requirements of, or compliance with, any state securities, real estate syndication or "Blue Sky" laws.

      (2) The favorable opinion, dated as of the Closing Time, of Rogers & Wells, counsel for the Underwriters, (A) with respect to the matters set forth in Section 5(b)(1)(i) (with respect to the first sentence only), Section 5(b)(1)(v), (with respect to the first and last sentences only) Section 5(b)(1)(vii) (with respect to first clause only, with respect to the Company only and with respect to this Agreement and the applicable Terms Agreement only), and Section 5(b)(1)(xiii) and (B) containing a statement similar to the statement referred to in the second paragraph following 5(b)(1)(xx) and similar to the statement referred to in the first sentence of the last paragraph of Section 5(b)(1).

      In giving its opinion, Rogers & Wells may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Transaction Entities, (B) as to the good standing and qualification of the Company to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters, and (C) as to certain matters of law, upon the opinions given pursuant to Section 5(b)(1) above.

    (c) At the Closing Time, (i) the Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all Material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations; and the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of any Primary Entity, after due inquiry, threatened against the Transaction Entities or any Facility which would be required to be set forth in the Prospectus other than as set forth therein, (iii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change,
  (iv) no proceedings shall be pending or to the knowledge of the Primary Entities, after due inquiry, threatened against any Transaction Entity or any Facility before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Change, other than as set forth in the Prospectus, (v) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Primary Entities, after due inquiry, threatened by the Commission or by the state securities authority of any jurisdiction, and
  (vi) the Representatives shall have received a certificate of the President or a Vice President and the chief financial or chief accounting officer (or such officer acting in a similar capacity) of the Company, and as the holder of such office for the sole general partner of the Operating Partnership, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c) and stating that the representations and warranties in Section 1 hereof are true and correct, in all Material respects, with the same force and effect as though expressly made at and as of Closing Time.

    (d) At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent public accountants with respect to the Company and BHC Properties Group (as defined in the Registration Statement) as required by the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and Prospectus or incorporated by reference therein, and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement and Prospectus, or incorporated by reference therein, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in, or incorporated by reference into, the Registration Statement and Prospectus, (B) the operating data and balance sheet data set forth in the Prospectus under the caption "Selected Financial Information" were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in, or incorporated by reference into, the Registration Statement and Prospectus, (C) the pro forma financial information included in, or incorporated by reference into, the Registration Statement and Prospectus was not prepared in accordance with the applicable requirements of the 1933 Act, the 1933 Act Regulations or AICPA Guidelines with respect to pro forma financial information or was not determined on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and Prospectus or (D) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital shares of the Company or partnership units of the Operating Partnership or any increase in the debt of the Company or its subsidiaries or any decrease in the net assets of the Company or its subsidiaries as compared with the amounts shown in the most recent consolidated balance sheet of the Company, the Operating Partnership and their subsidiaries, included in the Registration Statement and the Prospectus or incorporated by reference therein, or, during the period from the date of the most recent consolidated statement of operations included in the Registration Statement and Prospectus or incorporated by reference therein to a specified date not more than five days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, net income or funds from operations of the Company, except in all instances for changes, increases or decreases which the Registration Statement and Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company or BHC Properties Group identified in such letter.

    (e) At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
  (d) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to the Closing Time and, if the Company has elected to rely on Rule 434 of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause
  (iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by the Representatives and deemed to be a part of the Registration Statement pursuant to Rule 434 and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

    (f) At the Closing Time, the applicable Underwritten Securities shall be approved for listing, subject to official notice of issuances, on the NYSE.

    (g) At the Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the applicable Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the applicable Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

    (h) At or prior to the Closing Time, the Representatives shall have received a letter agreement from the Company, the Operating Partnership and each Trustee and executive officer of the Company, that they will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, sell, contract to sell, grant any options for the sale of, or otherwise dispose of, any Common Shares and/or Units or any security convertible into or exchangeable or exercisable for the Common Shares and/or Units (except for (i) the issuance of Common Shares and/or Units pursuant to the Share Option Plans and (ii) the exchange of Units for Common Shares); provided, however, that the Company or the Operating Partnership, as the case may be, may issue additional Common Shares and/or Units, or any security convertible into or exchangeable or exercisable for its Common Shares and/or Units, in connection with the acquisition of real property or direct or indirect interests in real property, if the recipient of such Common Shares and/or Units agrees in writing to not, without the prior written consent of Merrill Lynch and the Company, directly or indirectly, offer, sell, contract to sell, grant any options for the sale of, or otherwise dispose of any of such Common Shares and/or Units until the expiration of the Lock-Up Period.

    (i) In the event that the Underwriters exercise their option provided in
  Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Primary Entities contained herein and the statements in any certificates furnished by the Transaction Entities hereunder shall be true and correct in all Material respects as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

      (1) A certificate, dated such Date of Delivery, of the President or a Vice President and the chief financial or chief accounting officer of the Company and as the holder of such office for the sole general partner of the Operating Partnership confirming that the certificates delivered at Closing Time pursuant to Section 5(c) hereof remain true and correct in all Material respects as of such Date of Delivery.

      (2) The favorable opinion of (i) Mayer, Brown & Platt and (ii) such other counsel required to deliver opinions pursuant to Section 5(b)(1) hereof, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

      (3) The favorable opinion of Rogers & Wells, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

      (4) A letter from Ernst & Young LLP in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, in substantially the same form and substance as the letter furnished to the Representatives pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(4) shall be a date not more than five days prior to such Date of Delivery.

  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

  Section 6. Indemnification.

  (a) Each of the Primary Entities agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the applicable Underwritten Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense;

    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above if such settlement is effected with the written consent of the indemnifying party; and

    (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection
  (i) or (ii) above, to the extent that any such expense is not paid under
  (i) or (ii) above.

  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Primary Entities, each of the Company's trustees and each of the Company's officers who signs the Registration Statement or any amendment thereto and each person, if any, who controls any Primary Entity within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any claims asserted against or any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement except to the extent the indemnifying party has been prejudiced in any material respect by such failure. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 6 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent provided that such consent was not unreasonably withheld.

  Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Primary Entities, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Primary Entities, on the one hand, and the Underwriters, on the other hand, (a) in such proportion as is appropriate to reflect the relative benefits received by the Primary Entities, on the one hand, and the Underwriters, on the other, from the offering of the Underwritten Securities, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault (as determined by a court of competent jurisdiction or a panel of arbitration) of the Primary Entities, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages, and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Primary Entities, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportions as the total gross proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters. The relative fault of the Primary Entities, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Primary Entities, on the one hand, or by the Underwriters, on the other, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

  The parties agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  For purposes of this Section 7, the Primary Entities shall be deemed one party and jointly and severally liable for any obligations hereunder. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act, and any director, officer, employee or affiliate of an Underwriter or such controlling person, shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Primary Entities within the meaning of Section 15 of the 1933 Act, or any director, officer, employee or affiliate of the Primary Entities or such controlling person, shall have the same rights to contribution as the Primary Entities.

  Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of the officers or authorized representatives of the Primary Entities submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Primary Entities and shall survive delivery of the applicable Underwritten Securities to the Underwriters.

  Section 9. Termination of Agreement. The Representatives may terminate this Agreement and the applicable Terms Agreement, by notice to the Company, at any time at or prior to a Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change; or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the applicable Underwritten Securities or to enforce contracts for the sale of the applicable Underwritten Securities; or (iii) if trading in the Common Shares has been suspended by the Commission or if trading generally on either the NYSE or the American Stock Exchange, Inc. has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

  Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Initial Underwritten Securities or on a relevant Date of Delivery to purchase the Option Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

    (a) if the number of Defaulted Securities does not exceed 10% of the Underwritten Securities to be purchased at the Closing Time or on a relevant Date of Delivery, as applicable, pursuant to such Terms Agreement, each of the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

    (b) if the number of Defaulted Securities exceeds 10% of the Underwritten Securities to be purchased at the Closing Time or on a relevant Date of Delivery, as applicable, pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter; provided that if such default occurs with respect to the Option Securities after the Closing Time, this Agreement will not terminate as to the Initial Securities.

  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

  In the event of any such default which does not result in a termination of the applicable Terms Agreement, each of the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

  Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, N.Y. 10281-1201, attention of Martin J. Cicco, Managing Director; notices to any Primary Entity shall be directed to it at 2407 Rangeline Street, Columbia, Missouri 65202, attention of Michael G. Burnam, with a copy to Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, attention of Edward J. Schneidman, Esq.

  Section 12. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the applicable Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

  Section 13. Limitation of Liability of Shareholders and Officers of the Company. No obligation or liability of the Company which may arise at any time under this Agreement or the applicable Terms Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby or thereby shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of the Company's shareholders, trustees, officers, employees or agents solely as a result of their status as, and solely in their capacities as, shareholders, trustees, officers, employees or agents, as the case may be, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Nothing contained herein shall act to limit any liability of the Company's trustees, officers, employees or agents to the Company or limit the ability of shareholders of the Company to bring a derivative action on behalf of the Company against its trustees, officers, employees or agents.

  Section 14. Governing Law and Time. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Primary Entities in accordance with its terms.

                                          Very truly yours,

                                          Storage Trust Realty

                                          By:
                                             ----------------------------------
                                             Name: Michael G. Burnam
                                             Title: Chief Executive Officer

                                          Storage Trust Properties, L.P.

                                          By: Storage Trust Realty
                                             its General Partner

                                             By:
                                                -------------------------------
                                                Name: Michael G. Burnam
                                                Title: Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: Merrill, Lynch, Pierce, Fenner & Smith
  Incorporated

By:
  -------------------------------------
  Name:
  Title: Authorized Signatory

For themselves and as
Representatives of the other
Underwriters named in the applicable
Terms Agreement.

                                                                       EXHIBIT A

                              STORAGE TRUST REALTY
                   (A MARYLAND REAL ESTATE INVESTMENT TRUST)

                        [NUMBER AND TITLE OF SECURITIES]

                                TERMS AGREEMENT

                                                            Dated: June   , 1996

To: Storage Trust Realty

c/o Storage Trust Realty
  2407 Rangeline Street
  Columbia, MO 65202

Attention: Chairman of the Board of Trustees

Ladies and Gentlemen:

  We (the "Representatives") understand that Storage Trust Realty, a Maryland real estate investment trust (the "Company"), proposes to issue and sell
[          ] of its [common shares of beneficial interest (the "Common
Shares")] [[            ] warrants to purchase Common Shares (the "Common Share
Warrants")] (such [Common Shares] and/or [Common Share Warrants] being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Purchase Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Purchase Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

                      [NUMBER OF SHARES]
                          OF INITIAL
      UNDERWRITER   UNDERWRITTEN SECURITIES
      -----------   -----------------------

                             -----
          Total              $
                             =====

  The Underwritten Securities shall have the following terms:
[COMMON SHARES]

Title of Securities:
Number of Shares:
Public offering price per share: $
Purchase price per share: $
Number of Option Securities, if any, that may be purchased by the Underwriters:
Additional co-managers, if any:
Other terms:
Closing time, date and location:

  The Underwritten Securities shall have the following terms:
[COMMON SHARE WARRANTS]

Title of Securities:
Duration:
Principal amount to be issued:
Public offering price per Common Share Warrant: $
Purchase price per Common Share Warrant: $
Exercise price per Common Share Warrant: $
Exercise date: $
Detachability:
Number of Option Securities, if any, that may be purchased by the
Underwriters:
Other terms:
Closing date and location:

  All the provisions contained in the document attached as Annex A hereto entitled "Storage Trust Realty Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

  Please accept this offer no later than [     ] o'clock P.M. (New York City
time) on [     ] by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                     Very truly yours,

                                     Merrill Lynch & Co.
                                     Merrill, Lynch, Pierce, Fenner & Smith
                                     Incorporated
                                     A.G. Edwards & Sons, Inc.
                                     Everen Securities, Inc.
                                     Raymond James & Associates, Inc.
                                     Robertson, Stephens & Company

                                     By: Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated

                                     By:
                                        ---------------------------------------
                                         For themselves and as Representatives
                                           of the other named Underwriters.

Accepted:

Storage Trust Realty

By:
  -------------------------------------
  Name: Michael G. Burnam
  Title: Chief Executive Officer

                                      A-2